                                                                     Exhibit 23



                         Consent of Independent Auditors



We consent to the incorporation by reference in the registration statement (No. 333-75093) on Form S-8 of National City Bancshares, Inc. of our report dated June 28, 2000, relating to the financial statements and supplemental schedules of the Employees' Savings and Profit-Sharing Plan of National City Bancshares, Inc. as of December 31, 1999 and 1998 and for the year ended December 31, 1999, which appear in the December 31, 1999 annual report on Form 11-K of Integra Bank Corporation (formerly National City Bancshares, Inc.).



                                         /s/ Gaither Rutherford & Co., LLP


Evansville, Indiana
June 28, 2000